Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(507,494)
Unrealized Gain (Loss) on Market Value of Futures	207,005
Dividend Income	544
Interest Income	1,997
ETF Transaction Fees	700
Total Income (Loss)	$(297,248)

Expenses
General Partner Management Fees	$2,825
Professional Fees	18,752
Brokerage Commissions	603
Non-interested Directors' Fees and Expenses	36
Prepaid Insurance Expense	74
NYMEX License Fee	71
SEC & FINRA Registration Expense	620
Total Expenses	22,981
Expense Waiver	(19,411)
Net Expenses	$3,570
Net Income (Loss)	$(300,818)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/17	$6,296,080
Withdrawals (100,000 Shares)	(1,478,727)
Net Income (Loss)	(300,818)

Net Asset Value End of Month	$4,516,535
Net Asset Value Per Share (300,000 Shares)	$15.06

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612